UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 22, 2010

PHARMATHENE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 450, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (410) 269-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Overallotment Option

As previously reported, on October 29, 2010, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Roth Capital Partners, LLC (the “Underwriter”), relating to the issuance and sale of an aggregate of 4,300,000 shares of the Company’s common stock, at a public offering price of $3.50 per share (the “Offering”).   Pursuant to the Underwriting Agreement, the Company granted to the Underwriter an option to acquire an additional 645,000 shares of common stock (the “Overallotment Shares”) at the $3.50 offering price solely to cover overallotments made in connection with the Offering.   On November 22, 2010, the Underwriter exercised the overallotment option.   The Company expects that the closing of the sale of the Overallotment Shares will occur on November 23, 2010, subject to the satisfaction of customary closing conditions.

SparVax™

The Biomedical Advanced Research and Development Authority (“BARDA”) has informed PharmAthene (the “Company”) that while it remains committed to the development of a stable rPA anthrax vaccine, it has requested re-submission of the Company’s funding proposal after completion of the SparVax™ manufacturing process and successful production of the bulk drug substance at the Company’s U.S. manufacturer, Merck-Diosynth.  Transfer of the manufacturing process from the prior UK site to the U.S. is on target and scheduled for completion in mid-2011.  While it is currently unclear precisely when BARDA will consider a new funding request, based on discussions the Company has had with BARDA personnel, it believes that there will not be a funding gap in the development of this product.  Furthermore, scale-up and other advanced development activities related to SparVax™ will continue under the Company’s existing contract with BARDA, which provides for funding through mid-2013.

Note Conversion

As of November 22, 2010, holders of the Company's 10% convertible notes in the aggregate principal amount (including accrued and unpaid interest) of approximately $15.9 million have either agreed to convert or have converted their notes into shares of common stock of the Company, including notes converted at the closing of the Offering on November 3, 2010. Certain of these holders are affiliates, officers or directors of PharmAthene (or family members thereof).  Upon conversion of these notes, these holders will have received approximately 6.3 million shares of common stock and approximately $1.0 million in cash.  After giving effect to the conversion of these notes, approximately $5.9 million in aggregate principal amount of the notes (including accrued and unpaid interest) will remain outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC. (Registrant)

Date: November 23, 2010	By:	/s/ Charles A. Reinhart III
Charles A. Reinhart III
Senior Vice President and Chief Financial Officer